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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

ASCENDANT SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

*	Set forth amount on which the filing is calculated and state how it was determined.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Your vote is important

ASCENDANT SOLUTIONS, INC.

Proxy Statement

2003 ANNUAL MEETING OF STOCKHOLDERS

Ascendant Solutions, Inc.

16250 Dallas Parkway, Suite 102

Dallas, Texas 75248

972-250-0945

April 23, 2003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 22, 2003

Ascendant Solutions, Inc. (“Ascendant Solutions” or the “Company”) will hold its Annual Meeting of Stockholders at its corporate headquarters located at 16250 Dallas Parkway, Suite 102, Dallas, Texas 75248 on May 22, 2003 at 1:00 pm.

We are holding this meeting:

1.	To elect two Class A directors to hold office until the annual meeting of stockholders in the year 2006 and until their successors are elected and qualified; and

2.	To transact any other business that properly comes before the meeting.

Your board of directors recommends that you vote in favor of the proposal outlined in this proxy statement.

Your board of directors has selected April 14, 2003 as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at Ascendant Solutions, Inc., 16250 Dallas Parkway, Suite 102, Dallas, Texas, for at least ten days before the meeting.

This notice of annual meeting, proxy statement, proxy and our 2003 Annual Report to Stockholders are being distributed on or about April 23, 2003.

You are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as soon as possible in the envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.

By Order of the Board of Directors,

Susan K. Olson

Assistant Corporate Secretary

YOUR VOTE IS IMPORTANT.

PLEASE REMEMBER TO PROMPTLY

RETURN YOUR PROXY CARD.

QUESTIONS AND ANSWERS

Q1:	Who is soliciting my proxy?

A:	We, the board of directors of Ascendant Solutions, Inc., are sending you this proxy statement in connection with our solicitation of proxies for use at the 2003 Annual Meeting of Stockholders. Certain directors, officers and employees of Ascendant Solutions also may solicit proxies on our behalf by mail, e-mail, phone, fax or in person.

Q2:	Who is paying for this solicitation?

A:	Ascendant Solutions will pay for the solicitation of proxies. Ascendant Solutions will also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding our proxy materials to the beneficial owners of Ascendant Solutions’ common stock.

Q3:	What am I voting on?

A:	One item:

•	A proposal to elect Jonathan R. Bloch and David E. Bowe as Class A directors.

Q4:	Who can vote?

A:	Only those who owned common stock at the close of business on April 14, 2003, the record date for the Annual Meeting, can vote. If you owned common stock on the record date, you have one vote per share for each matter presented at the Annual Meeting.

Q5:	How do I vote?

A:	You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the enclosed prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person—by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the Secretary of Ascendant Solutions written notice of your revocation or by submitting a later-dated proxy. If you execute, date and return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the nominees for director.

Q6:	What constitutes a quorum?

A:	Voting can take place at the Annual Meeting only if stockholders owning a majority of the voting power of the common stock (that is a majority of the total number of votes entitled to be cast) are present in person or represented by effective proxies. On the record date, we had 21,230,900 shares of common stock outstanding. Both abstentions and broker non-votes are counted as present for purposes of establishing the quorum necessary for the meeting to proceed. A broker non-vote results from a situation in which a broker holding your shares in “street” or “nominee” name indicates to us on a proxy that you have not voted and it lacks discretionary authority to vote your shares.

Q7:	What vote of the stockholders will result in the matters being passed?

A:	Election of Directors. Directors require a plurality of the votes cast in person or by proxy by the stockholders to be elected. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of directors assuming a quorum is present or represented by proxy at the Annual Meeting.

Q8.	What does it mean if I get more than one proxy card?

A:	If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible. You can accomplish this by contacting our transfer agent, The Bank of New York, at 800.524.4458.

Q9:	How does the board recommend that I vote on the matters proposed?

A:	The board of directors of Ascendant Solutions unanimously recommends that stockholders vote FOR the proposal submitted at this year’s Annual Meeting.

Q10:	Will there be other matters proposed at the 2003 Annual Meeting?

A:	Ascendant Solutions’ bylaws limit the matters presented at the upcoming Annual Meeting to those in the notice of the meeting (or any supplement thereto), those otherwise properly presented by the board of directors and those presented by stockholders so long as the stockholder gives the Secretary written notice of the matter on or before May 3, 2003. Please refer to the section of this proxy statement titled “Annual Meeting Advance Notice Requirements” for a description of the information to be contained in the Secretary’s notice. We do not expect any other matter to come before the Annual Meeting. However, if any other matter is presented, your signed proxy gives the individuals named as proxies authority to vote your shares in their discretion.

Q11:	When are 2004 stockholder proposals due if they are to be included in the Company’s proxy materials?

A:	To be considered for presentation at Ascendant Solutions’ 2004 Annual Meeting of Stockholders and included in our proxy statement, a stockholder proposal must be received at Ascendant Solutions’ offices no later than December 24, 2003. Such proposals must comply with the Company’s bylaws and the requirements of Regulation 14A (including Rule 14a-8) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To curtail controversy as to the date on which a proposal was received by the Company, we suggest that proponents submit their proposals by certified mail, return receipt requested.

In addition, pursuant to Rule 14a-4 of the Exchange Act, the Company may exercise discretionary voting authority at the 2004 Annual Meeting under proxies it solicits to vote on a proposal made by a stockholder that the stockholder does not seek to include in the Company’s proxy statement pursuant to Rule 14a-8, unless the Company is notified about the proposal no later than March 9, 2004 (assuming that the Company’s 2004 Annual Meeting of Stockholders is held on a date that is within 30 days from the date on which the 2003 Annual Meeting was held), and the stockholder satisfies the other requirements of Rule 14a-4(c).

Q12:	Where can I get a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002?

A:	We will provide without charge a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, including the financial statements and the financial statement schedules, to each stockholder upon written request to Susan K. Olson, Assistant Corporate Secretary, Ascendant Solutions, Inc., 16250 Dallas Parkway, Suite 102, Dallas, Texas 75248.

ITEM 1.

ELECTION OF DIRECTORS

The board of directors of Ascendant Solutions has currently set the number of directors constituting the whole board at five. Currently four of these positions are filled and one is vacant. As established by our amended and restated bylaws, these directors are divided into three classes serving staggered three-year terms. The term of one class expires at each Annual Meeting. At this Annual Meeting two Class A directors will be elected to serve until the 2006 Annual Meeting and until their respective successors are duly elected and qualified. The nominees for Class A directors are Jonathan R. Bloch and David E. Bowe. Mr. Bowe currently serves as President and Chief Executive Officer. Mr. Jonathan R. Bloch is the son of Mr. Richard L. Bloch, a director of Ascendant Solutions. Mr. Richard L. Bloch is classified as a Class B director elected to serve until the 2004 Annual Meeting. Mr. Richard L. Bloch is classified as a Class C director elected to serve until the 2005 Annual Meeting. In October 2002, Melissa F. Crane, a Class C director, resigned from the Board of Directors. On March 13, 2003, the Board of Directors voted to reclassify the directorship of Mr. James C. Leslie from Class B to Class C. There remains a Class B director vacancy on the Board of Directors.

The persons designated as proxies will vote the enclosed proxy for the election of the nominee unless you direct them to withhold your votes. If the nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute or we may reduce the number of members of the board. The board of directors recommends that stockholders vote FOR the nominees.

Below are the names and ages of the nominees for Class A directors, and the continuing Class B and Class C directors, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships, if any.

Nominees for Election for Term Ending with the 2006 Annual Meeting

Class A Directors

• Jonathan R. Bloch

Age 48, a director since March 1999.

Mr. Bloch has served as Managing Director of Gerard Klauer Mattison & Co., Inc. (an investment banking firm) since January 2000. Mr. Bloch served as Chairman of the Board of Ascendant Solutions from May 2001 to March 2002. From June 1997 until January 2000, Mr. Bloch served as either Senior Vice President or Managing Director of the technology division of Chanin Capital Partners (an investment bank and financial advisor). He has served as the Chairman of the Board of Directors of Old Tucson Co. (an amusement park) since January 1997. From September 1995 to June 1997, Mr. Bloch served as Chief Executive Officer of Resource Recovery Techniques of Arizona (a water treatment company), where he was responsible for general administration. From August 1995 to June 1997, Mr. Bloch was the Managing Member and General Manager of Santa Monica Amusements, Inc. (an amusement park on the Santa Monica pier). From April 1992 to August 1995, Mr. Bloch was Chief Executive Officer of the California Fertility Associates (a medical clinic), where he was responsible for general administration and management. He received a B.A. from the University of California at Berkeley and a J.D. from the University of San Diego School of Law. Mr. Bloch is the son of Richard L. Bloch.

• David E. Bowe

Age 44, a director since 2000.

Mr. Bowe has served as our Chief Executive Officer since August, 2000, President since March 2000 and as our Chief Financial Officer since September 1999. Prior to accepting the position of President, Mr. Bowe also acted as our Executive Vice President from September 1999. Before joining us, Mr. Bowe served as President of U.S. Housewares Corporation (a consumer products company) from September 1998 to September 1999. Prior to that, Mr. Bowe was Executive Vice President of Heartland Capital Partners L.P. (a private equity firm) from 1993 to 1997 where he was responsible for making private equity investments. From 1987 to 1992, Mr. Bowe served in various executive capacities for The Thompson Company (a private investment firm) where he participated in the acquisition, development and operation of several portfolio companies. From 1980 to 1987, Mr. Bowe held various executive positions with Brown Brothers Harriman & Co. (a Wall Street private bank). Mr. Bowe is a Chartered Financial Analyst and received a BSBA in Finance from Georgetown University.

Directors Continuing in Office Until the 2004 Annual Meeting

Class B Directors

• Richard L. Bloch

Age 73, a director since March 2002.

Mr. Bloch has served as President of Pinon Farm, Inc., a show-horse breeding and training farm since 1982. Mr. Bloch is a manager of CLB Holdings, LLC, the general partner of CLB Partners, Ltd., a real estate development limited partnership. Mr. Bloch served as Chairman of the Board of Columbus Realty Trust from 1993 to 1997. Mr. Bloch is a board member of the City National Bank of Beverly Hills. In January of 2001, Mr. Bloch was appointed by California Governor Gray Davis to the Board of Directors of the 22nd District Agricultural Association and he was appointed by President Bill Clinton to the President’s Foreign Intelligence Advisory Board, on which he served from 1995 to 1998. He received a B.S. from the University of Chicago. Richard L. Bloch is the father of Jonathan R. Bloch.

Director Continuing in Office Until the 2005 Annual Meeting

Class C Director

• James C. Leslie

Age 47, a director since July 2001 and Chairman of theBoard since March 2002.

From 1996 through March 2001, Mr. Leslie served as President and Chief Operating Officer of The Staubach Company, a full-service international real estate strategy and services firm. From 1988 through March 2001, Mr. Leslie also served as a director of The Staubach Company. Mr. Leslie was President of Staubach Financial

Services from January 1992 until February 1996. From 1982 until January 1992, Mr. Leslie served as Chief Financial Officer of The Staubach Company. Since March 2001, Mr. Leslie has focused on managing his personal investments. Mr. Leslie serves on the board of Stratus Properties, Inc. and serves as an advisor to the Board of Directors of CRESA Partners, LLC, a national real estate services firm. Mr. Leslie holds a B.S. degree from The University of Nebraska and an M.B.A. degree from The University of Michigan Graduate School of Business.

Compensation of Directors

Non-Employee Directors of Ascendant Solutions will be compensated $500.00 for each board meeting attended in person or $250.00 for each board meeting attended telephonically, in addition to reimbursement of out-of-pocket expenses. Our directors are eligible to receive stock option grants under our 1999 Long-Term Incentive Plan and our 2002 Equity Incentive Plan. For descriptions of the 1999 Long-Term Incentive Plan and the 2002 Equity Incentive Plan, please see the discussions set forth in the section titled “Management.” In addition, James C. Leslie, Chairman of the Board, was paid an annual salary of $50,000 for his service as Chairman of the Board in 2002.

On March 14, 2002, in an attempt to further align the interests of management and members of its Board of Directors with its stockholders, options to purchase 75,000 shares of common stock were granted to each of Jonathan R. Bloch, Richard L. Bloch and Melissa F. Crane, each directors of Ascendant Solutions, under our 1999 Long-Term Incentive Plan for an exercise price of $0.24 per share. Jonathan R. Bloch was also granted options to purchase an additional 150,000 shares of common stock under such plan for an exercise price of $0.24 per share. In addition, we granted, under our 1999 Long-Term Incentive Plan, 1,000,000 performance-based options, of which 400,000 were granted to James C. Leslie, Chairman of the Board, and 600,000 were granted to David E. Bowe, President and Chief Executive Officer and director, for an exercise price of $0.24 per share. The performance-based options vest annually over six years, with the potential to vest earlier upon achievement of pre-established objectives for EBITDA of the Company. Additionally, in March 2002, the Board of Directors authorized the cancellation of an aggregate 450,000 options previously granted to Mr. Bowe in consideration for the issuance of 425,000 shares of restricted stock under our 2002 Equity Incentive Plan. Melissa F. Crane resigned from the Board of Directors in October 2002. As a result of her resignation, Ms. Crane’s options were cancelled See “Certain Relationships and Related Transactions.”

Committees of the Board of Directors; Meetings

Ascendant Solutions has two standing committees, the Audit Committee and the Compensation Committee. It does not have a Nominating Committee.

The Audit Committee

•	Makes recommendations to the full board of directors with respect to appointment of our independent auditors.

•	Meets periodically with our independent auditors to review the general scope of audit coverage, including consideration of our accounting practices and procedures, our system of internal accounting controls and financial reporting.

During the year ended December 31, 2002, the Audit Committee met one time. Jonathan R. Bloch and Richard L. Bloch are the current members of the Audit Committee. Melissa F. Crane resigned from the Board of Directors in October 2002 and is no longer a member of the Audit Committee.

The Compensation Committee

•	Recommends to the board of directors annual salaries for senior management.

•	Reviews all company benefit plans.

During the year ended December 31, 2002, the Compensation Committee had no formal meetings, instead the full Board performed theses functions. The current members of the Compensation Committee are Jonathan R. Bloch and Richard L. Bloch. Melissa F. Crane resigned from the Board of Directors in October 2002 and is no longer a member of the Compensation Committee.

Meetings of the Board

During the year ended December 31, 2002, the entire board of directors of Ascendant Solutions met five times and acted by consent an additional one time. During fiscal 2002, no director attended fewer than 75% of the aggregate number of meetings of the board and committees on which such director served.

Voting Agreement

On July 24, 2001, James C. Leslie, Richard L. Bloch, Will Cureton, and CLB Partners, Ltd., a Texas limited partnership (“CLB”) whose general partner is controlled by Mr. Bloch and Mr. Cureton, entered into a Voting Agreement. Pursuant to the Voting Agreement, the parties agreed to vote all of the shares of stock of Ascendant Solutions held by them in the manner designated by the affirmative vote of at least a majority of Messrs. Leslie, Bloch and Cureton, each with one vote, subject to certain other provisions set forth in the Voting Agreement.

STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

The following table sets forth information with respect to the beneficial ownership of our common stock at April 14, 2003, by:

•	each of our named executive officer and directors;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, known to us to own beneficially more than 5% of our common stock.

In accordance with the rules of the SEC, the table gives effect to the shares of common stock that could be issued upon the exercise of outstanding options and common stock purchase warrants within 60 days of April 14, 2003. Unless otherwise noted in the footnotes to the table, and subject to community property laws where applicable, the following individuals have sole voting and investment control with respect to the shares beneficially owned by them. Unless otherwise noted in the footnotes to the table, the address of each executive officer and director is c/o Ascendant Solutions, Inc., 16250 Dallas Parkway, Suite 102, Dallas, Texas 75248. We have calculated the percentages of shares beneficially owned based on 21,665,900 shares of common stock outstanding at April 14, 2003. This number includes 435,000 shares of restricted common stock issued to our employees but not yet reflected in the records of our transfer agent.

	Shares of Common Stock beneficially owned
Person or group	Number	Percent
David E. Bowe (1)	665,250	3.1%
Jonathan R. Bloch (2)	890,000	3.9%
James C. Leslie (3)(4)	2,691,666	12.4%
Richard L. Bloch (4)(5)(6)	3,025,000	13.9%
CLB Partners, Ltd. (4)(6)	3,000,000	13.8%
Will Cureton (4)(6)(7)	3,076,000	14.2%
VantagePoint Venture Partners III(Q), L.P. (8)	3,231,600	14.9%
VantagePoint Communications Partners, L.P. (8)	1,615,800	7.5%
All executive officers and directors as a group (4 persons) (9)	7,271,916	32.0%

(1)	Includes 425,000 shares of restricted stock issued under our 2002 Equity Incentive Plan and subject to vesting in equal installments over a three-year period beginning in 2002. These shares of restricted stock were issued in exchange for the cancellation of options to purchase an aggregate 450,000 shares of common stock. Also includes 20,000 shares held by Mr. Bowe’s wife, 15,250 shares held by Mr. Bowe as custodian for minor children and 100,000 shares that may be acquired upon exercise of currently exercisable options.
(2)	Includes (a) 800,000 shares of common stock that may be acquired upon exercise of currently exercisable warrants held by CKM Software Partners at the following exercise prices: 400,000 shares of common stock issuable pursuant to warrants exercisable for $1.00 per share; 240,000 shares of common stock issuable pursuant to warrants exercisable for $2.00 per share; and 160,000 shares of common stock issuable pursuant to warrants exercisable for $3.00 per share and (b) 85,000 shares of common stock that may be acquired upon exercise of currently exercisable options. CKM Software Partners is a California general partnership held by Jonathan R. Bloch and Larry Barels. The address of each of these persons and entities is 11150 Santa Monica Blvd., Los Angeles, California 90825.
(3)	Includes 40,000 shares held by James C. Leslie as custodian for minor children and 66,666 shares of common stock that may be acquired upon exercise of currently exercisable options.
(4)

James C. Leslie, CLB, Richard L. Bloch, and Will Cureton are parties to a Voting Agreement, dated July 24, 2001, that provides that the parties vote all of the shares of stock of Ascendant Solutions held by them in the manner designated by the affirmative vote of at least a majority of Messrs. Leslie, Bloch and Cureton, each with one vote. Each such entity or individual has sole voting and investment power with respect to their shares of common stock, except to the extent voting power is shared pursuant to the Voting Agreement. As a result of the voting provisions contained in the Voting Agreement, each of James C. Leslie, CLB, Richard L. Bloch and Will Cureton may be deemed an indirect beneficial owner of the shares owned by the other parties thereto. Each party, however, disclaims beneficial ownership of such shares. The beneficial ownership information contained in this table for each of James C. Leslie, CLB, Richard L. Bloch and Will Cureton does not reflect shares owned by any of the other parties to the Voting Agreement except as otherwise specified in the footnotes.

(5)	Includes 3,000,000 shares owned of record by CLB and 25,000 shares of common stock that may be acquired upon exercise of currently exercisable options.
(6)	CLB Holdings LLC, a Texas limited liability company, is the general partner of CLB. Richard L. Bloch, a director, and Will Cureton are the managers of CLB Holdings LLC and the Richard and Nancy Bloch Family Trust and Will Cureton are the members of CLB Holdings LLC. Richard L. Bloch is a co-trustee of The Richard and Nancy Bloch Family Trust. The address of CLB is 16250 Dallas Parkway, Suite 201, Dallas, Texas 75248
(7)	Includes 3,000,000 shares owned of record by CLB. Mr. Cureton’s address is 16250 Dallas Parkway, Suite 201, Dallas, Texas 75248.
(8)	The general partner of VantagePoint Venture Partners III(Q), L.P. is VantagePoint Venture Associates III, L.L.C. The general partner of VantagePoint Communications Partners, L.P. is VantagePoint Communications Associates, L.L.C. The address for the VantagePoint funds is c/o VantagePoint Venture Partners, 1001 Bayhill Drive, Suite 300, San Bruno, California 94066.
(9)	Includes 1,076,666 shares of common stock that may be acquired upon exercise of currently exercisable stock options and warrants.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of our common stock must report their initial ownership of the common stock, and any changes in that ownership, to the SEC. The SEC has designated specific due dates for these reports. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe that all persons subject to reporting filed the required reports on time in 2002.

Nasdaq Delisting

On May 11, 2001, our stock was delisted from the Nasdaq National Market for failure to satisfy the minimum bid price requirement for continued listing set forth in Marketplace Rule 4450 (a) or (b) and commenced trading on the OTC Bulletin Board.

MANAGEMENT

Executive Officers

Below is the name and age of our sole executive officer as of March 31, 2003 and a brief description of his prior experience and qualifications.

• David E. Bowe

Age 44. Mr. Bowe has served as the Chief Executive Officer since August 2000, President since March 2000 and Chief Financial Officer since September 1999. Mr. Bowe also served as an Executive Vice President of the Company from September 1999 until March 2000.

See “Item 1.—Election of Directors” for the biography of Mr. Bowe.

Executive Compensation

Summary compensation.    The following table provides summary information concerning compensation paid by us to our Chief Executive Officer (the “named executive officer”). In 2002, no other person who served as an executive officer of Ascendant Solutions at any time during the year had total annual salary and bonus in excess of $100,000. In 2002, David E. Bowe’s salary was reduced and he was awarded certain performance-based options and restricted stock, in part, in exchange for the reduction in salary to be paid to him. The performance-based options vest annually over six years with the potential to vest earlier upon achievement of pre-established objectives for EBITDA of the Company. See “Compensation Committee Report—Chief Executive Compensation.” For a list of our current executive officers, see “—Executive Officers.”

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position(s)	Year	Salary ($)	Bonus ($)		Securities Underlying Options (#)		Restricted Stock Awards
David E. Bowe President, Chief Executive Officer and Chief Financial Officer	2002 2001 2000	118,750 200,000 181,419	— 270,000 75,000	(2) (3)	600,000 — 400,000	(1) (4)	425,000 — —	(1)

(1)	Represents 600,000 performance-based options granted to Mr. Bowe under the Company’s 1999 Long-Term Incentive Plan for an exercise price of $0.24 per share and 425,000 shares of restricted stock issued to Mr. Bowe under the Company’s 2002 Equity Incentive Plan. See “Certain Relationships and Related Transactions.”
(2)	Represents amount of bonus paid under Mr. Bowe’s Executive Retention Agreement dated May 11, 2001. See “Certain Relationships and Related Transactions.”
(3)	Represents $50,000 paid to Mr. Bowe in connection with the guaranteed bonus provisions of the employment agreement dated August 8, 2000. The remaining $25,000 represents bonus amounts paid to Mr. Bowe in fiscal 2000 for his service to the Company in 1999.
(4)	These options were cancelled in fiscal year 2002 in exchange for an award of restricted stock.

Option Grants in Last Fiscal Year.    The following table provides information on stock options granted to the named executive officer during the fiscal year ended December 31, 2002.

	Individual Grants
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Per Share Exercise Price	Expiration Date
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					10%	5%
David E. Bowe	600,000	98.4%	$0.24	3/14/12	$229,499	$90,561

Year-end option values.    The named executive officer did not exercise any stock options during the year ended December 31, 2002. The following table provides information regarding the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2002, and the values of “in-the-money” options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of our common stock.

	Number of securities underlying unexercised options at fiscal year-end		Value of the unexercised in- the-money options at fiscal year-end
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
David E. Bowe	0	600,000	$0	$84,000

1999 Long-Term Incentive Plan

Our 1999 Long-Term Incentive Plan, approved by the board of directors on May 12, 1999, and subsequently amended, currently provides for the issuance to qualified participants of up to 2,500,000 shares of our common stock pursuant to the grant of stock options. The purpose of our 1999 Long-Term Incentive Plan is to promote our interests and the interests of our stockholders by using investment interests in Ascendant Solutions, Inc. to attract, retain and motivate eligible persons, to encourage and reward their contributions to the performance of Ascendant Solutions and to align their interests with the interests of our stockholders. As of March 31, 2003, unexercised options to purchase 1,340,000 shares of common stock were outstanding, having a weighted average exercise price of $0.26 per share, under the 1999 Long-Term Incentive Plan. Of these, options to purchase 10,000 shares of common stock are intended to qualify as Incentive Stock Options under Section 422 of the Code. The remaining options to purchase 1,330,000 shares of common stock are nonqualified stock options.

2002 Equity Incentive Plan

The board of directors adopted the 2002 Equity Incentive Plan on March 14, 2002 and the stockholders approved it at the 2002 Annual Meeting. The purpose of the 2002 Equity Incentive Plan is to provide a means by which selected employees of and consultants to the Company and its affiliates may be given an opportunity to acquire a proprietary interest in the Company. Under the 2002 Equity Incentive Plan, the Company may provide various types of long-term incentive awards, including Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Reload Options and Other Stock-Based Awards, in order to retain the services of persons who are now employees of or consultants to the Company and its affiliates, to secure and retain the services of new employees and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. The 2002 Equity Incentive Plan currently provides for the issuance of awards of up to 2,000,000 shares of our common stock. As of March 31, 2003, 435,000 shares of restricted stock had been granted under the 2002 Equity Incentive Plan.

401(k) Plan

The 401(k) Plan was terminated during 2001. In April 2001, we entered into an agreement with Administaff Companies, Inc. to provide personnel management services to us. Our employees are eligible to participate in Administaff’s 401(k) plan. The Company did not make any contributions in 2002.

Employment Contracts

On May 11, 2001, we entered into an Executive Retention Agreement with David E. Bowe, which such agreement superseded and terminated his prior Employment Agreement with us dated August 8, 2000. The Executive Retention Agreement terminated on December 31, 2001. See “Certain Relationships and Related Transactions” and “Compensation Committee Report—Chief Executive Officer Compensation.”

Compensation Committee Interlocks and Insider Participation

The board of directors has appointed a Compensation Committee consisting of Jonathan R. Bloch and Richard L. Bloch. The Compensation Committee had no formal meetings during 2002; instead the full board performed those functions. The Compensation Committee studies, advises and consults with management respecting the compensation of our officers, and administers our stock-based compensation plans. It also recommends for the board’s consideration any plan for additional compensation that it deems appropriate. During the last fiscal year, no executive officer or employee of Ascendant Solutions served as a member of the Compensation Committee.

Certain Relationships and Related Transactions

On July 24, 2001, James C. Leslie and CLB purchased an aggregate 5,000,000 shares of the Company’s common stock at $0.08 per share from Norman Charney (former Chairman and Chief Executive Officer) and CCLP, Ltd., a Texas limited partnership, of which David Charney (son of Norman Charney) is the sole general partner, for an aggregate purchase price of $400,000.

On July 24, 2001, James C. Leslie, Richard L. Bloch, Will Cureton, and CLB entered into a Voting Agreement. Pursuant to the Voting Agreement, the parties agreed to vote all of the shares of stock of the Company held by them in the manner designated by the affirmative vote of at least a majority of Messrs. Leslie, Bloch and Cureton, each with one vote, subject to certain other provisions set forth in the Voting Agreement.

After the Company reviewed its preliminary operating results for the first quarter of 2001, as well as the overall economic and market environment for e-commerce businesses, the Company determined that the capital requirements under its existing business plan for fiscal year 2001 were greater than the capital resources then currently available. As a result, in May 2001, the Company reduced the size and scope of its operations and implemented a plan to preserve assets and reduce its expenditures, liabilities and commitments. In connection with this action, the Company effected a reduction in workforce, whereby 58 employees were terminated during May and June 2001. Additional reductions in personnel and overhead were made throughout the remainder of 2001. The Company effected a 98% reduction in its workforce through December 31, 2001. The Company currently has two remaining full time employees. In addition, as of December 31, 2002, VTE, L.P. (“VTE”), an entity controlled by the Company, had one full time employee, while CRESA Capital Markets Group, L.P. (“Capital Markets”), an entity 80% owned by the Company, employed, or used the services of five people, including Mr. James C. Leslie, the Company’s Chairman, and certain other affiliates. In addition to our own employees, we use from time to time, and are dependent upon, various outside consultants or contractors to perform various support services including, legal, accounting and software development among others.

In connection with the Company’s implementation of its plan to preserve assets, the Company entered into an Executive Retention Agreement with Mr. Bowe on May 11, 2001 in which the Company agreed to pay to Mr. Bowe an initial retention bonus in the amount of $125,000 and an aggregate monthly base salary of $16,666. In addition to the initial retention bonus and the base salary, the Company agreed to pay to Mr. Bowe a monthly retention bonus in the amount of $20,715. Pursuant to the terms of the Executive Retention Agreement,

Mr. Bowe and the Company also agreed to release each other from all potential claims. The Executive Retention Agreement terminated on December 31, 2001. See “Compensation Committee Report—Chief Executive Officer Compensation.”

On March 14, 2002, in an attempt to further align the interests of management and members of its Board of Directors with its stockholders, the Company granted to each of Jonathan R. Bloch, Richard L. Bloch and Melissa F. Crane, each directors of the Company, options to purchase 75,000 shares of common stock under the Company’s 1999 Long-Term Incentive Plan for an exercise price of $0.24 per share. Jonathan R. Bloch was also granted an additional 150,000 shares of common stock under such plan for an exercise price of $0.24 per share. In addition, the Company granted an aggregate 1,000,000 performance-based options under its 1999 Long-Term Incentive Plan, 400,000 to James C. Leslie, Chairman of the Board and 600,000 to David E. Bowe, President and Chief Executive Officer and director of the Company for an exercise price of $0.24 per share. These management options, having an exercise price of $0.24 per share, are intended to provide an incentive to management by vesting upon achievement of certain levels of EBITDA generated by the Company. Additionally, in March 2002, the Board of Directors authorized the cancellation of an aggregate 450,000 options previously granted to Mr. Bowe in consideration for the issuance of 425,000 shares of restricted stock under the Company’s 2002 Equity Incentive Plan. The award of performance-based options and restricted stock to Mr. Bowe and the award of performance-based options to Mr. Leslie was made, in part, in exchange for a reduction of salary paid to Mr. Bowe and for a nominal salary to be paid to Mr. Leslie for his service as Chairman of the Board. Melissa F. Crane resigned from the Board of Directors in October 2002. As a result of her resignation, Ms. Crane’s options were cancelled.

In September 2001, the Company paid The Staubach Company, of which James C. Leslie is the former President and Chief Operating Officer, $71,500 for real estate services rendered in connection with the negotiation and termination of the lease for the Company’s previous corporate office. The Company believes that such services were on terms no less favorable to the Company than could have been obtained in a transaction with an independent third party.

As of May 1, 2002, the Company sublets its office space from JamJen, Inc. (“Landlord”), an entity controlled by James C. Leslie, the Company’s Chairman of the Board of Directors. Richard L. Bloch, one of our directors, is a member of CLB Holdings LLC, the general partner of CLB, is a limited partner of Fairways 2001 Office Partners Ltd., a limited partnership that owns the building in which the office space is leased by Landlord. Mr. Leslie controls Fairways 2001 Office Partners Ltd. This partnership owns the building in which the office space is leased by the Landlord. The Company currently pays monthly rent of approximately $1,800. Total rent paid to current Landlord during 2002 was approximately $15,500. In addition, VTE and Capital Markets paid rent to the Landlord of $4,000 and $1,633, respectively. In connection with the sharing of office space with the Landlord, the Company incurs certain additional shared costs with the Landlord and other affiliated companies who share the office space. These costs were approximately $3,600. This gives rise to reimbursements to both the Company, the Landlord, and the other companies. In addition to the rent paid, the Company paid approximately $15,000 to an entity controlled by the Landlord in connection with the build-out of its office space. One of the other companies who shares office costs is Eligius Holding Company (“Eligius”), which is a holding company for two individuals who are associated with Capital Markets. The gross costs paid on behalf of Eligius by the Company for 2002 were approximately $9,136, which costs have been reimbursed to the Company. The Company believes that such lease arrangement has been on terms no less favorable to the Company than could have been obtained in a transaction with an independent third party.

James C. Leslie, the Company’s Chairman of the Board of Directors, also serves as an advisor to the Board of Directors of CRESA Partners, LLC, a national real estate services firm. Capital Markets currently employs, or uses the services of, five people, including Mr. Leslie and certain other affiliates.

In September 2002, the Company’s Board of Directors authorized the extension of the maturity of 800,000 warrants held by Jonathan Bloch, a director, from February 5, 2004 to February 5, 2006. The warrants have an exercise price ranging from $1.00—$3.00 per share.

COMPENSATION COMMITTEE REPORT

Ascendant Solutions’ executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee, which is composed of non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for the elected corporate officers.

General

In May 2001, the Company reduced the size and scope of its operations and implemented a plan to preserve assets and reduce its expenditures, liabilities and commitments. In connection with this action, the Company effected a reduction in workforce throughout the remainder of fiscal 2001 with the result that David E. Bowe, President, Chief Executive Officer and Chief Financial Officer, was the sole executive officer serving throughout fiscal year 2001. Because Mr. Bowe’s compensation was approved by the entire Board of Directors in 2002, the Compensation Committee did not meet during the fiscal year 2002. Executive compensation packages for former executive officers who have since left the Company were determined pursuant to previously approved employment agreements and our existing policies.

In December 2001, the Company revised its strategic direction to seek acquisition possibilities throughout the United States to make acquisitions or enter into other business endeavors. In connection with this action, the Company will evaluate its need to hire additional executive officers in fiscal 2003 and beyond. To the extent that the Company makes a determination to hire additional executive officers, a compensation package will be offered that is consistent with the policies of the Compensation Committee. The general policies of the Compensation Committee are set forth below.

Compensation Policy

Base Salary.    Our goal is to attract, retain and reward a highly competent and productive employee group. Currently, David E. Bowe is our sole executive officer. See “Chief Executive Officer Compensation” below for a discussion of Mr. Bowe’s compensation package. We expect that any future executive officers of the Company would be eligible to receive compensation packages that include a mix of base salary and long-term incentive opportunities and other employee benefits. Changes in compensation are typically based on the individual’s performance, Ascendant Solutions’ financial performance, and the competitive marketplace. Currently, we do not utilize any formal mathematical formulae or objective thresholds in determining base salary adjustments. We believe that strict formulae restrict flexibility and are too rigid as the Company continues working through its acquisition and other business strategies.

1999 Long-Term Incentive Plan.    The purpose of the 1999 Long-Term Incentive Plan is to promote our interests and the interests of our stockholders by using common stock to attract, retain and motivate eligible persons, to encourage and reward their contributions to the performance of Ascendant Solutions, and to align their interests with the interests of our stockholders. Our directors, officers, employees, consultants and advisors are eligible to receive grants under this plan. With respect to all of our employees other than directors and executive officers, the Compensation Committee has the authority to administer the plan, including the discretion to determine which eligible persons will be granted stock options, the number of shares subject to options, the period of exercise of each option and the terms and conditions of such options. The entire board of directors administers the plan for directors and executive officers.

2002 Equity Incentive Plan.    The purpose of the 2002 Equity Incentive Plan is to provide a means by which selected employees of and consultants to the Company and its subsidiaries may be given an opportunity to acquire an equity interest in Ascendant Solutions. Our employees, officers, directors, consultants and other persons are deemed to have contributed or to have the potential to contribute to our success. The 2002 Equity Incentive Plan is administered by our Compensation Committee. If from time to time no Compensation Committee is so designated, then the 2002 Equity Incentive Plan will be administered by the Board.

Executive Compensation

Because of the Company’s reduction in workforce in 2001, David E. Bowe was the sole executive officer serving throughout fiscal year 2002. See “Chief Executive Officer Compensation” below for a discussion of Mr. Bowe’s compensation package.

In March 2002, the Board of Directors appointed James C. Leslie to serve as the Chairman of the Board. In connection with such service, Mr. Leslie was paid an annual salary of $50,000 for 2002 and received 400,000 performance-based options under the Company’s 1999 Long-Term Incentive Plan. The award of options to Mr. Leslie was made, in part, in exchange for Mr. Leslie accepting the $50,000 salary for his services as Chairman of the Board. The performance-based options vest annually over six years, with the potential to vest earlier upon achievement of pre-established objectives for EBITDA of the Company.

Chief Executive Officer Compensation

In connection with the Company’s implementation of its plan to preserve assets, the Company entered into an Executive Retention Agreement with David E. Bowe, President, Chief Executive Officer, and Chief Financial Officer, on May 11, 2001 in which the Company agreed to continue to pay a salary of approximately $200,000 and retention bonuses of approximately $270,000 in return for Mr. Bowe’s service during the Company’s implementation of such plan. The Executive Retention Agreement terminated on December 31, 2001. No grants of stock options were made during fiscal 2001 to Mr. Bowe pursuant to the 1999 Long-Term Incentive Plan.

Mr. Bowe’s salary is not currently covered by an employment agreement but on March 14, 2002, the Board approved a salary in the amount of $118,750 be paid to Mr. Bowe during 2002 in order that Mr. Bowe continue his efforts with the Company’s asset preservation plan and acquisition and other business strategies on behalf of the Company. In addition, in an attempt to further align the interests of management and members of the Board of Directors with the Company’s stockholders, the Company granted to Mr. Bowe 600,000 performance-based options under its 1999 Long-Term Incentive Plan for an exercise price of $0.24 per share and 425,000 shares of restricted stock under the Company’s 2002 Equity Incentive Plan. The award of these performance-based options and restricted stock to Mr. Bowe was made, in part, in exchange for a reduction in salary paid to Mr. Bowe. The performance-based options vest annually over six years, with the potential to vest earlier upon achievement of pre-established objectives for EBITDA of the Company. For 2003, the Board approved a base salary of $100,000 for Mr. Bowe in addition to the equity incentives listed above.

Company Policy on Qualifying Compensation

The Board of Directors periodically reviews the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which disallows a tax deduction for compensation to an executive officer in excess of $1.0 million per year. In connection with the Board’s periodical review of the potential consequences of Section 162(m), the Board may, in the future, structure the performance-based portion of its executive officer compensation to comply with certain exemptions provided in Section 162(m).

The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

Compensation Committee

Jonathan R. Bloch

Richard L. Bloch

PERFORMANCE GRAPH

The following performance graph compares the performance of the Ascendant Solutions common stock to the Nasdaq Market Index and an industry peer group, selected in good faith, for the period from November 11, 1999, the first day of trading for our shares, through December 31, 2002. The graph assumes that the value of the investment in our common stock and each index was $100.00 at November 11, 1999, and that all dividends were reinvested. We have not paid any dividends. Performance data is provided for the last trading day closest to each calendar year end.

On May 11, 2001, Ascendant Solutions’ stock was delisted from The Nasdaq National Market for failure to satisfy the minimum bid price requirement for continued listing set forth in Marketplace Rule 4450(a) or (b) and commenced trading on the OTC Bulletin Board.

	Cumulative Total Return
	11/10/99	12/99	12/00	12/01	12/02
ASCENDANT SOLUTIONS, INC.	100.00	221.88	3.51	1.81	4.75
NASDAQ STOCK MARKET (U.S.)	100.00	128.58	77.58	61.54	42.55
PEER GROUP	100.00	148.17	33.01	22.37	16.16

(1)	The Peer Group consists of Industry Group 852 of the Media General Composite Market Value Index (124 Internet software and services companies). A list of the companies in the Peer Group will be furnished upon request to the Assistant Corporate Secretary at 16250 Dallas Parkway, Suite 102, Dallas, Texas 75248.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and operates under a written charter adopted by the Board of Directors. Each of the Audit Committee members satisfies the definition of independent director as established in the NASDAQ Stock Exchange Listing Standards.

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. The committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. The Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board No. 1, which included the independent auditors’ non-audit related tax work, and has discussed with the independent auditors the auditor’s independence from management and the Company.

The committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The committee held one meeting during the fiscal year ended 2002.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

In accordance with the rules of the Securities and Exchange Commission, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-K Item 306, shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to the Commission’s Regulation 14A, other than as provided in that Item, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Audit Fees

For the year ended December 31, 2002, Ernst & Young LLP, the Company’s independent public accountants, billed the Company an aggregate $38,550 for professional services rendered for the audit of the Company’s financial statements for such period and the reviews of the financial statements included in the Company’s Quarterly Reports on Forms 10-Q during such period.

All Other Fees

For the year ended December 31, 2002, Ernst & Young LLP billed the Company an aggregate $25,432 for all other services not described above under the captions “Audit Fees”.

The Audit Committee has determined that the provision of the services covered in the preceding paragraphs of this section is compatible with maintaining the independence of Ernst & Young LLP.

Audit Committee

Jonathan R. Bloch

Richard L. Bloch

INDEPENDENT AUDITORS

The board of directors of Ascendant Solutions appointed Ernst & Young LLP (“Ernst & Young”) as independent auditors to examine our consolidated financial statements for the fiscal year ending December 31, 2002 and to render other professional services as required. As previously reported on Form 8-K filed on April 9, 2003, Ernst & Young notified us that they decline to stand for re-election as our independent public accountants.

Although not required to do so, we have historically sought shareholder ratification of our appointment of an independent auditor at our annual stockholders’ meeting. However, due to the recent termination of Ernst & Young as our independent auditor, we have not yet completed the process of selecting an independent auditor for the 2003 fiscal year. As a result, the board of directors is not seeking shareholder ratification for its independent auditor selection at the Annual Meeting of Stockholders. The board of directors (including the Audit Committee) will continue to consider new auditors and will, in its discretion, appoint a new independent auditor who it feels would best serve the interests of the Company and its stockholders.

A representative of Ernst & Young will not attend the annual meeting.

In the filing with the Securities and Exchange Commission on Form 8-K, our management represented the following:

(a)	Information Required by Item 304(a)(1) of Regulation S-K.

(i)  On April 2, 2003, Ernst & Young LLP (“Ernst & Young”) notified Ascendant Solutions, Inc. (the “Company”) that it did not intend to stand for re-election as the Company’s independent public accountants.

(ii)  The reports of Ernst & Young on the Company’s financial statements for the fiscal years ended December 31, 2001 and December 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)  In connection with the audits of the Company’s financial statements for each of the fiscal years ended December 31, 2001 and December 31, 2002, and in the subsequent interim periods, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to such matter in connection with its report.

(iv)  During the two most recent fiscal years and through the date of dismissal there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) except for the following matter related to the Company’s internal control:

As disclosed in the Company’s 10-K, Item 14, management concluded that the Company’s disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms. However, due to the limited size of the Company’s staff, there is inherently a lack of segregation of duties related to the authorization, recording, processing and reporting of transactions. We periodically assess the cost versus benefit of adding the resources that would remedy this situation and currently, with the concurrence of the board of directors, do not consider the benefits to outweigh the costs of adding additional staff in light of the limited number of transactions related to the company’s operations.

In connection with the audit of the consolidated financial statements for the year ended December 31, 2002, Ernst & Young LLP advised the Company that the lack of segregation of duties is a material weakness. A material weakness is a reportable condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the consolidated financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.

(v)  The Company has furnished Ernst & Young with a copy of the foregoing disclosure and requested Ernst & Young to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the foregoing statements. A copy of the letter of Ernst & Young to the Securities and Exchange Commission, dated April 9, 2003, is filed as Exhibit 16 on Form 8-K filed on April 9, 2003.

(vi)  The Company’s Board of Directors has authorized Ernst & Young to respond fully to any inquiries made by any successor accountants.

Our Board of Directors is engaged in the process of selecting new independent accountants and the Audit Committee held a meeting on Friday, April 11, 2003 to discuss Ernst & Young’s decision not to stand for re-election and the Company’s internal controls. We will file a Form 8-K when the selection of the new auditor has been made.

The Audit Committee intends to adopt policies and procedures requiring the pre-approval of non-audit services that may be provided to the Company by its independent auditor. The Company will also comply with the provisions of the Sarbanes-Oxley Act of 2002 and the related SEC rules pertaining to auditor independence and audit committee pre-approval of audit and non-audit services.

Fees Paid to Ernst & Young

The following table shows the fees that we paid or accrued for the audit and other services provided by Ernst & Young for fiscal years 2002 and 2001.

	2002	2001
Audit Fees	$38,550	$63,500
Audit-Related Fees	0	0
Tax Fees	11,865	15,225
All Other Fees	13,567	23,850

Total	$63,982	$102,575

Audit Fees ($38,550; $63,500). This category includes the audit of our annual financial statements included in our Form 10-K Annual Report, review of financial statements included in our Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees ($0.00; $0.00). This category consists of assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

Tax Fees ($11,865; $15,225). This category consists of professional services rendered by Ernst & Young LLP for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees ($13,567; $23,850). This category consists of fees for consultation regarding equity incentive plans, revenue recognition, other compliance matters and other miscellaneous items.

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

Stockholder Proposals.    Our bylaws provide that stockholder proposals and director nominations by stockholders may be made in compliance with certain advance notice, informational and other applicable requirements. With respect to stockholder proposals (concerning matters other than the nomination of directors), the individual submitting the proposal must file a written notice with the Assistant Corporate Secretary of Ascendant Solutions at 16250 Dallas Parkway, Suite 102, Dallas, Texas 75248 setting forth certain information, including the following:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the meeting;

•	the name and address of the proposing stockholder;

•	the number of shares of common stock beneficially owned by the proposing stockholder; and

•	any material interest of the proposing stockholder in such business.

The notice must be received by the Assistant Corporate Secretary no later than December 24, 2003 (assuming that the Company’s 2004 Annual Meeting of Stockholders is held on a date that is within 30 days from the date on which the 2003 Annual Meeting was held) for inclusion in the proxy statement and form of proxy relating to that meeting.

Board Nominations.    A stockholder may recommend a nominee to become a director of Ascendant Solutions by giving the Assistant Corporate Secretary of the Company (at the address set forth above) a written notice setting forth certain information, including the following:

As to each person whom the stockholder proposes to nominate:

•	the name, age, business address and residence of the person;

•	the principal occupation or employment of the person;

•	the number of shares of common stock beneficially owned by the person; and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules of the SEC.

As to the proposing stockholder:

•	the name and record address of the proposing stockholder; and

•	the number of shares of common stock beneficially owned by the proposing stockholder.

Such nominations must be made pursuant to the same advance notice requirements for stockholder proposals set forth in the preceding section. We do not maintain a formal nominating committee.

Generally.    Our annual meetings are customarily held during May each year. Copies of our bylaws are available upon written request made to the Assistant Corporate Secretary of Ascendant Solutions at the above address. The requirements described above do not supersede the requirements or conditions established by the Securities and Exchange Commission for stockholder proposals to be included in our proxy materials for a meeting of stockholders. The chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and our bylaws.

OTHER MATTERS

The board of directors knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, or any adjournment thereof, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment, and in accordance with Rule 14a-4 promulgated under the Exchange Act.

In addition, pursuant to Rule 14a-4 of the Exchange Act, the Company may exercise discretionary voting authority at the 2004 Annual Meeting under proxies it solicits to vote on a proposal made by a stockholder that the stockholder does not seek to include in the Company’s proxy statement pursuant to Rule 14a-8, unless the Company is notified about the proposal no later than March 9, 2004 (assuming that the Company’s 2004 Annual Meeting of Stockholders is held on a date that is within 30 days from the date on which the 2003 Annual Meeting was held), and the stockholder satisfies the other requirements of Rule 14a-4(c).

The Company will provide without charge a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, including the financial statements, to each stockholder upon written request to Susan K. Olson, Assistant Corporate Secretary, Ascendant Solutions, Inc., 16250 Dallas Parkway, Suite 102, Dallas, Texas 75248.

DETACH PROXY CARD HERE

☐	PLEASE DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.	☒ Votes must be indicated (x) in Black or Blue ink.

1.    ELECTION OF DIRECTORS:

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	2. In their discretion, upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.
*Nominees: Jonathan R. Bloch and David E. Bowe—Class A Directors (to hold office until the 2006 Annual Meeting or until their successors have been elected and qualified).
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).	To change your address, please mark this box.	☐

*Exceptions	To include any comments, please mark this box.	☐

S C A N     L I N E

Please mark, date and sign as your name appears hereon. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by a duly authorized officer and indicate the title of such officer. If shares are held jointly, each stockholder named should sign. If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

Date Stock Owner sign here	Co-Owner sign here

ASCENDANT SOLUTIONS, INC.

REVOCABLE PROXY

Annual Meeting of Stockholders – May 22, 2003

This Proxy is solicited on behalf of the Board of Directors

The undersigned, as a holder of Common Stock of Ascendant Solutions, Inc. (the “Company”), hereby appoints David E. Bowe and Susan K. Olson as Proxies, with full power of substitution, to represent and to vote as designated on this card, all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 22, 2003, or any adjournment thereof.

Unless otherwise marked, this Proxy will be voted FOR the election of the Class A nominees for the Board of Directors. If any other business is presented at the Annual Meeting of Stockholders, the Proxy will be voted in accordance with the discretion of the Proxies named above.

The Board of Directors recommends a vote “FOR” the nominees listed below.

ASCENDANT SOLUTIONS, INC.

P.O. BOX 11474

NEW YORK, N.Y. 10203-0474